UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

NEPHROGENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36303	20-1295171
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79 T.W. Alexander Drive 4401 Research Common Building Suite 290 P.O. Box 14188 Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 986-1780

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On February 14, 2014, James Mitchum became a member of board of directors of NephroGenex, Inc. (the “Company”). As described in the Registration Statement on Form S-1 (File No. 333-193023) (the “Registration Statement”), the Company’s board of directors previously approved the appointment of Mr. Mitchum to the Company’s board of directors, effective upon the completion of the Company’s initial public offering. Mr. Mitchum will be a Class II director with his term expiring at the annual meeting of stockholders to be held in 2015. Mr. Mitchum has agreed to serve as a member of the audit committee and the compensation committee of the Company’s board of directors. There are no arrangements or understandings between the Company and any other person pursuant to which Mr. Mitchum was selected as a director, nor are there any transactions between Mr. Mitchum and the Company in which he has a direct or indirect material interest that the Company is required to report except as set forth below.

From 2009 to July 2012, Mr. Mitchum served as President of the Americas for EUSA Pharma (USA), Inc., where he oversaw the streamlining of that business as well as the development, FDA approval and successful launch of a pediatric oncology drug in 2011. From 2005 to 2008, Mr. Mitchum served as President and Chief Executive Officer of Enturia, Inc., a privately owned drug-device company, based in Kansas City, Missouri. From 2004 to 2005, Mr. Mitchum served as the President and Chief Executive Officer of Sanofi-Aventis Group Japan. Mr. Mitchum has also served as a director on numerous private company and organization boards. Mr. Mitchum earned an MBA in Business from the University of Tennessee in Knoxville, Tennessee and a Bachelor of Science degree in Business and Math from Milligan College in Johnson City, Tennessee.

On the date of this Current Report on Form 8-K, in connection with his appointment as a director, the Company’s board of directors, subject to an increase in the amount of available options at the next annual meeting, granted Mr. Mitchum options to purchase 3,076 shares of the Company’s common stock, par value $0.001, at fair market value under the Company’s 2005 Stock Option Plan, as amended and restated.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment and Restatement of Certificate of Incorporation

On February 14, 2014, the Company filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. As described in the Registration Statement, the Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the initial public offering. The Restated Certificate amends and restates in its entirety the Company’s restated certificate of incorporation, as amended to, among other things:

•	authorize 100,000,000 shares of common stock; holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights; subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available for dividend payments; holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights; there are no redemption or sinking fund provisions applicable to the common stock; in the event of any liquidation, dissolution or winding-up of the Company’s affairs, holders of common stock will be entitled to share ratably in the Company’s assets that are remaining after payment or provision for payment of all of the Company’s debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any;

•	eliminate all references to the previously existing series of preferred stock and authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the board of directors without further stockholder authorization in one or more series upon the terms, limitations, voting rights, relative rights and preferences and variations designated by the board of directors; if issued, preferred stock would have priority over common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation; although the Company has no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of the Company or an unsolicited acquisition proposal;

•	establish a classified board of directors in which directors will be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors;
•	permit the board of directors to alter, amend or repeal the bylaws without obtaining stockholder approval;
•	require the approval of at least 80% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws or repeal the provisions of the Restated Certificate regarding the inability of stockholders to call a special meeting of stockholders, among other provisions;
•	provide that special meetings of stockholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;
•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a duly called annual or special meeting of stockholders; and
•	provide for the indemnification of the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of February 14, 2014, the Company restated its bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be adopted effective upon the closing of the Company’s initial public offering. The Restated Bylaws amend and restate in their entirety the Company’s bylaws to, among other things:

•	permit the board of directors to alter, amend or repeal the bylaws without obtaining stockholder approval; require the approval of at least 80% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws;
•	establish a classified board of directors in which directors will be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors;
•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a duly called annual or special meeting of stockholders;
•	provide that special meetings of stockholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•	establish advance notice requirements for nominations for election to the board of directors and for proposals to be acted upon at stockholder meetings; for example, the Restated Bylaws require that, except in certain cases, to be timely, a stockholder’s notice submitting a proposal or director nomination for consideration at the Company’s annual stockholder meeting must be delivered to the corporate secretary at the Company’s principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company;
•	set forth the rights, powers and manner of acting of the board of directors and officers;
•	permit the board of directors to create committees of the board of directors;
•	provide a forum selection clause stating that, unless the Company consents in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of Delaware law or the Company’s certificate of incorporation or bylaws, or (d) any action asserting a claim against the Company that is governed by the internal affairs doctrine; and
•	provide for the indemnification of the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

The foregoing description is qualified in its entirety by reference to the Company’s Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01        Other Events.

On February 14, 2014, the Company closed its initial public offering of 3,100,000 shares of common stock at a price of $12.00 per share for total gross proceeds of $37,200,000, less underwriting discounts and commissions. In addition, the Company granted the underwriter a 45-day option to purchase an additional 465,000 shares of common stock to cover over-allotments, if any. Copies of the press releases announcing the information contained in this Item 8.01 is being filed herewith as Exhibits 99.1 and 99.2 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits.

3.1	Restated Certificate of Incorporation of NephroGenex, Inc., effective as of February 14, 2014.
3.2	Restated Bylaws of NephroGenex, Inc., effective as of February 14, 2014.
99.1	Press release dated February 10, 2014.
99.2	Press release dated February 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPHROGENEX, INC.

Date: February 14, 2014	/s/ Pierre Legault
Pierre Legault Chief Executive Officer